As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-270512

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMESITE INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	82-3431718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

607 Shelby Street

Suite 700 PMB 214

Detroit, MI

(734) 876-8130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ann Marie Sastry

Chief Executive Officer

Amesite Inc.

607 Shelby Street, Suite 700 PMB 214

Detroit, MI 48226

(734) 876-8130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sean F. Reid, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Amesite Inc. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-270512) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment No. 3 consists only of the facing page, this Explanatory Note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

Exhibit		Filed with this	Incorporated by Reference
Number	Exhibit Title	Form S-1	Form	File No.	Exhibit	Date Filed
2.1*	Agreement and Plan of Merger and Reorganization, dated April 26, 2018, by and among Lola One Acquisition Corporation, Lola One Acquisition Sub, Inc., and Amesite Inc.		S-1	333-248801	2.1	9/4/2020
2.2	Form of Agreement and Plan of Merger and Reorganization, dated July 14, 2020, by and between Amesite Operating Company, a Delaware corporation, and Amesite Inc., a Delaware corporation		S-1	333-248801	2.2	9/4/2020
3.1	Certificate of Merger of Lola One Acquisition Sub, Inc. with and into Amesite OpCo (then known as Amesite Inc.)		S-1	333-248802	3.1	9/4/2020
3.2	Form of Certificate of Merger relating to the merger of Amesite Inc. with and into Amesite Operating Company, to be filed with the Secretary of State of the State of Delaware.		S-1	333-248801	3.2	9/4/2020
3.3	Amended and restated Bylaws, to be in effect after the completion of the Reorganization.			333-248801	3.7	9/4/2020
3.4	Certificate of Incorporation of the Registrant.		10-Q		3.1	11/16/2020
3.5	Bylaws of the Registrant		10-Q		3.2	11/16/2020
3.6	Certificate of Designation of Series A Preferred Stock dated January 13, 2023		8-K	001-39533	3.1	1/13/2023
3.7	Certificate of Amendment to Certificate of Incorporation		8-K	001-39533	3.1	2/21/2023
4.1	Form of Warrant		8-K	001-39533	4.1	9/1/2022
4.2	Form of Placement Agent Warrant		8-K	001-39533	4.2	9/1/2022
5.1^	Opinion of Sheppard, Mullin, Richter & Hampton LLP		S-1	333-270512	5.1	3/14/2023
10.1	Form of Subscription Agreement.		S-1	333-248801	10.1	9/4/2020
10.2	Form of Registration Rights Agreement		S-1	333-248801	10.2	9/4/2020
10.3	Form of Amended and Restated Registration Rights Agreement, dated February 14, 2020.		S-1	333-248801	10.3	9/4/2020
10.4	Form of Amended and Restated Registration Rights Agreement, dated April 14, 2020.		S-1	333-248801	10.4	9/4/2020
10.5	Form of Purchase Agreement		S-1	333-248801	10.5	9/4/2020
10.6	Form of Unsecured Convertible Promissory Note		S-1	333-248801	10.6	9/4/2020

Exhibit		Filed with this	Incorporated by Reference
Number	Exhibit Title	Form S-1	Form	File No.	Exhibit	Date Filed
10.7+	2017 Equity Incentive Plan and forms of award agreements thereunder, assumed in the Reorganization		S-1	333-248801	10.7	9/4/2020
10.8+	2018 Equity Incentive Plan and forms of award agreements thereunder, assumed in the Reorganization.		S-1	333-248801	10.8	9/4/2020
10.9+	Employment Agreement dated as of November 14, 2017 by and between Amesite Operating Company and Ann Marie Sastry, Ph.D.		S-1	333-248801	10.9	9/4/2020
10.10	Lease Agreement dated as of November 13, 2017 by and between Amesite Operating Company and 205-207 East Washington, LLC.		S-1	333-248801	10.10	9/4/2020
10.11+	Employment Agreement dated as of April 27, 2018 by and between the Company and Ann Marie Sastry.		S-1	333-248801	10.11	9/4/2020
10.12+	Executive Agreement, effective as of June 1, 2020, by and between the Company and Ann Marie Sastry.		S-1	333-248801	10.12	9/4/2020
10.13	Form of Lock-up Agreement		S-1	333-248801	10.13	9/4/2020
10.14	Consulting Agreement by between the Company and Richard DiBartolomeo		S-1	333-248801	10.14	9/4/2020
10.15+	Employment Offer Letter, dated July 14, 2020, by and between the Company and Richard DiBartolomeo		S-1	333-248801	10.15	9/4/2020
10.16+	Kern Employment Letter, Dated January 31, 2021		8-K	001-39533	10.1	2/4/2021
10.17	Purchase Agreement, dated as of August 2, 2021, between Amesite, Inc. and Lincoln Park Capital Fund, LLC		8-K	001-39533	10.1	8/6/2021
10.18	Registration Rights Agreement, dated as of August 2, 2021, between Amesite, Inc. and Lincoln Park Capital Fund, LLC		8-K	001-39533	10.2	8/6/2021
10.19	Form of Senior Indenture		S-3	333-260666	4.2	11/1/2021
10.20	Form of Subordinated Indenture		S-3	333-260666	4.3	11/1/2021
10.21	Corrao Employment Agreement, dated as of December 15, 2021		8-K	001-39533	10.1	12/21/2021
10.22	Amended and Restated Underwriting Agreement, dated February 12, 2022, by and between the Company and Laidlaw & Company (UK) Ltd., as representative of the several underwriters listed in Schedule I thereto.		8-K	001-39533	1.1	2/16/2022
10.23	Form of Underwriter’s Warrant		8-K	001-39533	4.1	2/16/2022
10.24	Master Services Agreement, dated August 26, 2022, by and between the Company and NAFEO		8-K	001-39533	1.1	8/29/2022
10.25	Form of Securities Purchase Agreement		8-K	001-39533	10.1	9/1/2022
10.26	Form of Placement Agency Agreement		8-K	001-39533	10.2	9/1/2022
10.27	Form of Lock-Up Agreement		8-K	001-39533	10.3	9/1/2022
10.28	Farrell CFO Agreement		8-K	001-39533	10.1	12/15/2022
10.29	Subscription and Investment Representation Agreement dated January 13, 2023		8-K	001-39533	10.1	1/13/2023
10.30	First Amendment to Amesite Inc. 2018 Equity Incentive Plan		8-K	001-39533	10.1	2/21/2023
16.1	Letter from Deloitte & Touche LLP dated February 2, 2023		8-K	001-39533	16.1	2/2/2023
23.1#	Consent of Deloitte & Touche LLP	X
23.2^	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)		S-1	333-270512	23.2	3/14/2023
24.1^	Power of Attorney (included on signature page)		S-1	333-270512	24.1	3/14/2023
107^	Filing Fee Table		S-1	333-270512	24.1	3/14/2023

^	Previously filed.

#	Filed herewith.

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules.

+	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

Item 17. Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 12, 2023.

AMESITE INC.

By:	/s/ Ann Marie Sastry
Ann Marie Sastry, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ann Marie Sastry, Ph.D.	Chief Executive Officer, President and Chairman of the Board	May 12, 2023
Ann Marie Sastry, Ph.D.	(Principal Executive Officer)

*	Chief Financial Officer	May 12, 2023
Sherlyn W. Farrell	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 12, 2023
Anthony M. Barkett

*	Director	May 12, 2023
Barbie Brewer

*	Director	May 12, 2023
Michael Losh

*	Director	May 12, 2023
Richard T. Ogawa

*	Director	May 12, 2023
Gilbert S. Omenn, M.D., Ph.D.

*	Director	May 12, 2023
George Parmer

* By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D., Attorney-in-fact

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